                              Filed Under Rule 424 (b)(3)
                              Registration Statement No.
333-18367

     SUPPLEMENT NO. 28 TO PROSPECTUS DATED January 3, 1997
               (AS SUPPLEMENTED January 10, 1997)

AT&T CAPITAL CORPORATION   Medium Term Notes, Series 4

Due Nine Months or More From Date of Issue.
Issue Price: 100%
  (as a percent of principal amount)



Fixed and Floating Rate Notes
-------------------


Date of Sale: December 2, 1997
Settlement Date:  December 5, 1997
Maturity Date:  December 5, 2000
Interest Rate Per Annum.............. FLOAT
Index : 2 Year Constant Maturity Index + .57%
Source: Federal Reserve H15
Basis: 30/360
Reset Frequency: Quarterly, reset on coupon payment date for the next coupon period
Payment Frequency: Quarterly
Payment: Quarterly, on the 5th of March, June, Sept., Dec.
(adjusted according to modified following business day)
Amount of Sale: $8,250,000.00
CUSIP Number:   00206HF58

Redemption:
     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                             (as a percent of principal amount)
Repayment:
     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)